UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Myrexis, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 27, 2010

To Our Stockholders:

You are cordially invited to attend the 2010 annual meeting of stockholders of Myrexis, Inc. to be held at 9:00 a.m. MST on Thursday, November 11, 2010, at our offices located at 305 Chipeta Way, Salt Lake City, Utah 84108. Details regarding the meeting, the business to be conducted, and information about Myrexis, Inc. that you should consider when you vote your shares are described in the Important Notice of Availability of Proxy Materials you received and in this proxy statement.

We have elected to provide access to our proxy materials over the Internet under the Security and Exchange Commission’s “notice and access” rules. We believe this process will facilitate accelerated delivery of proxy materials, save costs, and reduce the environmental impact of our annual meeting.

At the annual meeting, two persons will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2011. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote. You may vote over the Internet as well as by telephone. In addition, if you requested to receive printed proxy materials, you may vote by completing, signing, dating and returning your proxy card by mail. You are urged to vote promptly in accordance with the instructions set forth in the Important Notice of Availability of Proxy Materials or on your proxy card. We encourage you to vote by proxy so that your shares will be represented and voted at the annual meeting, whether or not you can attend.

Thank you for your continued support of Myrexis.

Sincerely,

Adrian N. Hobden
President and Chief Executive Officer

Your vote is important. Please vote as soon as possible by using the Internet or by telephone or, if you received a paper copy of the proxy materials by mail, by completing, signing, dating, and returning the enclosed proxy card. Instructions for your voting options are described on the Notice or proxy card.

MYREXIS, INC.

305 CHIPETA WAY

SALT LAKE CITY, UTAH 84108

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TIME: 9:00 a.m. MST

DATE: November 11, 2010

PLACE: The offices of Myrexis, Inc. located at 305 Chipeta Way, Salt Lake City, Utah 84108

PURPOSES:

1.	To elect two directors to serve three-year terms expiring in 2013;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011; and

3.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Myrexis, Inc. common stock at the close of business on September 15, 2010. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 305 Chipeta Way, Salt Lake City, Utah 84108.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, please vote by following the instructions on the Important Notice of Availability of Proxy Materials that you have previously received, which we refer to as the Notice, or in the section of this proxy statement entitled “General Information About the Annual Meeting—How Do I Vote,” or, if you requested to receive printed proxy materials, your proxy card. You may change or revoke your proxy at any time before it is voted.

BY ORDER OF THE BOARD OF DIRECTORS

Andrew Gibbs
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 11, 2010

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 are available at www.amstock.com. To view these materials please have your 11-digit control number(s) available that appears on your Notice or proxy card.

September 27, 2010

MYREXIS, INC.

305 CHIPETA WAY

SALT LAKE CITY, UTAH 84108

801-214-7800

PROXY STATEMENT FOR THE MYREXIS, INC.

2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 11, 2010

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did I Receive this Proxy Statement?

The Board of Directors of Myrexis, Inc. is soliciting your proxy to vote at the 2010 annual meeting of stockholders to be held at our offices located at 305 Chipeta Way, Salt Lake City, Utah, on Thursday, November 11, 2010, at 9:00 a.m. MST and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting. In this proxy statement, we refer to Myrexis, Inc. as “Myrexis,” “the Company,” “we” and “us.”

We have sent you the Important Notice of Availability of Proxy Materials, which we refer to as the Notice, and made this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 available to you on the Internet because you owned shares of Myrexis, Inc. common stock on September 15, 2010, or the Record Date for the annual meeting. We have also delivered printed versions of these materials to certain shareholders by mail. The Company intends to commence distribution of the Important Notice of Availability of Proxy Materials to stockholders on or about September 27, 2010.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice will instruct you how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the enclosed proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on the Record Date are entitled to vote at the annual meeting. On the Record Date, there were 25,249,814 shares of our common stock outstanding and entitled to vote. Common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or against all, some or none of the nominees for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Director’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card, to vote by Internet or telephone.

•

By mail. If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Director’s recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on November 10, 2010.

If your shares are held in “street name” (meaning that the shares are held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you must contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the two nominees for director; and

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2011.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in his discretion. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those described in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	by re-voting by Internet or by telephone as instructed above;

•	if you received printed proxy materials, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by notifying our Secretary in writing before the annual meeting that you have revoked your proxy; or

•	by attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Your most current vote, whether by telephone, Internet or proxy card, is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Important New Voting Information

If your shares are held in street name, the SEC has approved a New York Stock Exchange, or NYSE, rule that changes the manner in which your vote in the election of directors will be handled beginning with the upcoming annual meeting. If your shares are held in street name, you should have received these proxy materials in paper or electronic form, including a voting instruction card so you can instruct the holder of record how to vote your shares. In the past, if you did not transmit your voting instructions before the annual meeting, your broker could vote on your behalf on the election of directors and other matters considered to be routine under NYSE rules. Effective as of January 1, 2010, your broker is no longer permitted to vote on your behalf on the election of directors unless you provide specific instructions by following the instructions from your broker about voting your shares by telephone or Internet or completing and returning the voting instruction form. For your vote to be counted in the election of directors, you now will need to communicate your voting decisions to your bank, broker or other holder of record before the date of the annual meeting.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name, they will not be voted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares as described above, the bank, broker or other holder of record that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal No. 2 of this proxy statement). Therefore, we encourage you to provide voting instructions to your bank, broker or other holder of record. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. We have adopted a policy on plurality votes for the election of directors which is described in Proposal No. 1—Election of Directors of this proxy statement.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011, the Audit Committee of our Board of Directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election examine these documents. Management, other than the Inspectors of Election, will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to deliver proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are all counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 9:00 a.m. MST on Thursday, November 11, 2010, at our offices located at 305 Chipeta Way, Salt Lake City, Utah 84108. When you arrive at our offices, signs will direct you to the appropriate meeting room. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

In December 2000, the SEC adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer and Trust Company, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Myrexis stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•

If your Myrexis shares are registered in your own name, please contact our transfer agent, American Stock Transfer and Trust Company, and inform them of your request by (i) calling them at 1-800-937-5449; (ii) visiting their website at www.amstock.com; or (iii) writing them at American Stock Transfer and Trust Company, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219.

•

If a broker or other holder of record holds your Myrexis shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to receive notices of availability of future proxy materials by email instead of receiving a paper copy in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your Notice or proxy card;

•	following the instructions provided when you vote over the Internet; or

•	going to www.amstock.com and following the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 3, 2010 for (a) the executive officers named in the Summary Compensation Table on page 25 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of September 3, 2010 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 25,238,641 shares of common stock outstanding on September 3, 2010. Attached to each share of common stock is a Preferred Share Purchase Right to acquire one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $.01 per share, which Preferred Share Purchase Rights are not presently exercisable.

Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them. Unless otherwise indicated, the address for each director and executive officer listed is c/o Myrexis, Inc., 305 Chipeta Way, Salt Lake City, UT 84108.

	Shares of Common Stock Beneficially Owned
Beneficial Owner	Number	Percentage
Principal Stockholders:
FMR LLC (1)	2,870,680	11.4%
82 Devonshire Street
Boston, Massachusetts 02109

First Eagle Investment Management, LLC (2)	2,123,646	8.4%
1345 Avenue of the Americas
New York, New York 10106

Tyndall Capital Partners, L.P. (3)	1,261,380	5.0%
599 Lexington Ave.
Suite 1400
New York, New York 10022

ICS Opportunities, Ltd. (4)	1,296,361	5.1%
c/o Millennium International Management LP
666 Fifth Avenue
New York, New York 10103

Executive Officers and Directors:
Adrian N. Hobden, Ph.D. (5)	381,285	1.5%
Wayne Laslie (6)	92,187	*
Robert J. Lollini (7)	41,773	*
Andrew Gibbs, J.D. (8)	6,985	*
Barbara Berry, (9)	16,200	*
Edward Swabb, M.D., Ph.D (10)	22,182	*
Gerald P. Belle (11)	40,300	*
Robert Forrester (12)	25,000	*
John T. Henderson, M.D. (13)	66,075	*
Dennis H. Langer, M.D., J.D. (12)	42,500	*
Timothy R. Franson, M.D. (12)	25,000	*
All current executive officers and directors as a group (9 persons) (14)	721,105	2.8%

*	Represents beneficial ownership of less than 1% of the shares of common stock.

(1)	This information is based on a Schedule 13G/A filed with the SEC on February 16, 2010. Fidelity Management & Research Company, or Fidelity, a wholly owned subsidiary of FMR LLC and an investment adviser, is deemed to be the beneficial owner of 2,870,680 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, each has sole power to dispose of but not the power to vote or direct the voting of these shares, as such voting power resides with the funds’ Boards of Trustees. Fidelity Growth Company Fund, one of the investment companies owns 2,395,624 shares or 9.5% of our common stock.

(2)	This information is based on a Schedule 13D filed with the SEC on December 24, 2009. First Eagle Management LLC is deemed to be the beneficial owner of 2,123,646 shares (which includes 1,604,546 shares for which First Eagle Value in Biotechnology Master Fund Ltd (FEVIB) may be deemed to be the beneficial owner). All such shares are held by various clients in accounts that are under management by Messrs. Dan DeClue and Michael M. Kellen each of whom have sole voting and dispositive power over the shares held in the accounts for which they act as the portfolio manager. Mr. DeClue is the portfolio manager of the account held in FEVIB.

(3)	This information is based on a Schedule 13G filed with the SEC on June 7, 2010. Tyndall Capital Partners, L.P. is deemed to be the beneficial owner of 1,261,380 shares with sole voting and dispositive power.

(4)	This information is based on a Schedule 13G filed with the SEC on September 7, 2010. ICS Opportunities, Ltd. (“ICS Opportunities”), is the beneficial owner of 1,293,643 shares of our common stock and Millenco LLC (“Millenco”), is the beneficial owner of 2,718 shares of our common stock. Millennium International Management LP (“Millennium International Management”), is the investment manager to ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium International Management GP LLC (“Millennium International Management GP”), is the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Management LLC (“Millennium Management”), is the general partner of the 100% shareholder of ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Management is also the manager of Millenco, and may be deemed to have shared voting control and investment discretion over securities owned by Millenco. Israel A. Englander (“Mr. Englander”), is the managing member of Millennium International Management GP and of Millennium Management and consequently may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities or Millenco.

(5)	Includes 247,913 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 3, 2010.

(6)	Includes 71,266 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 3, 2010.

(7)	Includes 33,250 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 3, 2010.

(8)	Includes 5,138 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 3, 2010.

(9)	Includes 12,200 shares of common stock subject to options exercisable as of September 3, 2010, which expired unexercised on September 18, 2010.

(10)	Includes 17,182 shares of common stock subject to options exercisable as of September 3, 2010, which expired unexercised on September 18, 2010.

(11)	Includes 40,000 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 3, 2010.

(12)	Represents shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 3, 2010.

(13)	Consists of 1,000 shares of common stock beneficially owned directly by Dr. Henderson and 75 shares of common stock owned by Dr. Henderson’s spouse. Also includes 65,000 shares subject to currently exercisable options and options exercisable within 60 days of September 3, 2010.

(14)	See notes 5-8 and 11-13 above.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our Restated Certificate of Incorporation, as amended, and Restated By-Laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of six members, classified into three classes as follows: (1) Adrian N. Hobden and Timothy R. Franson constitute the Class I directors with a term ending at the upcoming annual meeting; (2) John T. Henderson and Robert Forrester constitute the Class II directors with a term ending at the 2011 annual meeting; and (3) Gerald P. Belle and Dennis H. Langer constitute the Class III directors with a term ending at the 2012 annual meeting.

On September 8, 2010, based on the recommendation of the Nominating and Governance Committee, our Board of Directors voted to nominate Adrian N. Hobden and Timothy R. Franson for election at the annual meeting for a term of three years to serve until the 2013 annual meeting of stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years.

Name	Age	Position with the Company
Gerald P. Belle (2)	64	Chairman of the Board of Directors
John T. Henderson, M.D. (1)(3)	66	Director
Dennis H. Langer, M.D., J.D. (1)(2)(3)	59	Director
Robert Forrester, LL.B. (1)(2)	47	Director
Timothy R. Franson, M.D. (3)	58	Director
Adrian N. Hobden, Ph.D.	57	President, Chief Executive Officer, Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Governance Committee.

In addition to the information presented below regarding each of our director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Myrexis and our Board.

Gerald P. Belle was appointed Chairman of the Myrexis Board of Directors on February 19, 2009. He was previously President and Chief Executive Officer, North American Pharmaceuticals, Aventis, Inc. from 2000 to 2004. Over his 35-year career with Aventis and its predecessor companies, Mr. Belle’s responsibilities included executive commercial and general management positions in the U.S., Asia, Europe/Middle East/Africa and Canada. Following his retirement from Aventis in November 2004, he was appointed Executive Chairman of Merial, Ltd., a global leader in animal health and a joint venture between Merck and sanofi-aventis. He retired from Merial, Ltd. in November 2007. Mr. Belle currently serves as the Chairman of the Board of Directors of PDI, Inc. and previously served as a director of Myriad Genetics, Inc. from November 2007 until November 2009. Mr. Belle received his B.S. in Business from Xavier University, and his M.B.A. from Northwestern University.

Our Board of Directors has concluded that Mr. Belle should continue to serve as a director of Myrexis, Inc. as of the date of this proxy statement, due to his knowledge and experience with respect to the biotechnology and pharmaceutical industries, including his background as a senior level executive of a large, global, publicly held pharmaceutical company, service on various boards and his management experience in global operations, international business, strategic planning and finance.

John T. Henderson, M.D., was appointed a member of the Myrexis Board of Directors on February 19, 2009. Since December 2000, Dr. Henderson has served as a consultant to the pharmaceutical industry as President of FuturePharm LLC. Until his retirement in December 2000, Dr. Henderson was with Pfizer for over 25 years, most recently as a Vice President in the Pfizer Pharmaceuticals Group. Dr. Henderson previously held Vice President level positions with Pfizer in Research and Development in Europe and later in Japan. He was also Vice President, Medical for the Europe, U.S. and International Pharmaceuticals groups at Pfizer. Dr. Henderson earned his bachelor’s and medical degree from the University of Edinburgh and is a Fellow of the Royal College of Physicians (Ed.) and a Fellow of the Faculty of Phamaceutical Medicine. Dr. Henderson has served as a director of Myriad Genetics, Inc. since May 2004 and Chairman of the Board of Directors since April 2005, and also serves on the Board of Directors of Cytokinetics, Inc.

Our Board of Directors has concluded that Dr. Henderson should continue to serve as a director of Myrexis, Inc. as of the date of this proxy statement, due to his experience and understanding of a broad range of global drug development and pharmaceutical industry issues, his senior management experience at a large, global, publicly held pharmaceutical company, his general knowledge and experience with respect to the biotechnology and pharmaceutical industries as well as his understanding of corporate governance as a Chairman and his service on various boards.

Dennis H. Langer, M.D., J.D., was appointed a member of the Myrexis Board of Directors on February 19, 2009. From August 2005 to May 2010, Dr. Langer served as Managing Partner of Phoenix IP Ventures, LLC. From January 2004 to July 2005, Dr. Langer served as President, North America for Dr. Reddy’s Laboratories, Inc. From September 1994 until January 2004, Dr. Langer held several high-level positions at GlaxoSmithKline, and its predecessor, SmithKline Beecham, including most recently as Senior Vice President, Project, Portfolio and Alliance Management, Senior Vice President, Product Development Strategy, and Senior Vice President, Healthcare Services R&D. From 1991 to 1994, Dr. Langer was President and CEO of Neose Pharmaceuticals, Inc. From 1983 to 1991, Dr. Langer held positions in clinical research and marketing at Eli Lilly, Abbott and Searle. He is also a Clinical Professor at the Department of Psychiatry, Georgetown University School of Medicine. Dr. Langer received a J.D. (cum laude) from Harvard Law School, an M.D. from Georgetown University School of Medicine, and a B.A. in Biology from Columbia University. Dr. Langer has served as a director of Myriad Genetics, Inc. since 2004, and served on the Board of Directors of Auxilium Pharmaceuticals, Inc. from 2007 until 2010, Pharmacopeia, Inc. from 2006 until 2008, Cytogen Corporation from 2005 until 2008, and Sirna Therapeutics, Inc. from 2005 until 2006.

Our Board of Directors has concluded that Dr. Langer should continue to serve as a director of Myrexis, Inc. as of the date of this proxy statement, due particularly to his broad leadership experience resulting from service on various boards and as a Chief Executive Officer, his extensive business and scientific expertise due to his background in the development and commercialization of pharmaceutical products in the United States and internationally, and his entrepreneurial experience in the creation and oversight of new life-sciences companies.

Robert Forrester, LL.B., joined the Myrexis Board of Directors on June 1, 2009. Mr. Forrester has served as Chief Operating Officer of Forma Therapeutics, Inc. since April 2010. From February 2004 to January 2010, Mr. Forrester served as Interim President and Chief Executive Officer, and Executive Vice President and Chief Financial Officer of CombinatoRx, Incorporated. Prior to joining CombinatoRx, Mr. Forrester served as Senior Vice President, Finance and Corporate Development at Coley Pharmaceutical Group from 2000 to September 2003. Mr. Forrester was a Managing Director of the proprietary investment group at MeesPierson, part of the Fortis Group, from 1994 to 2000. Prior to MeesPierson, Mr. Forrester worked for BZW, UBS and Clifford Chance LLP. Mr. Forrester holds a LL.B. from Bristol University. Mr. Forrester has served as a director of CPEX Pharmaceuticals, Inc. since April 2010.

Our Board of Directors has concluded that Mr. Forrester should continue to serve as a director of Myrexis, Inc. as of the date of this proxy statement, due to his executive level management experience resulting from service on various boards of private biotechnology companies and as a senior executive officer at publicly held companies in the pharmaceutical and biotechnology industries, including experience in the development of corporate strategy, as well as his significant financial and investment banking expertise.

Timothy R. Franson, M.D. joined the Myrexis Board of Directors on September 10, 2009. Dr. Franson has served as Senior Vice President with B&D Consulting since December 2009 and served as Senior Advisor from August 2008 until December 2009. He also serves as President of the United States Pharmacopeial Convention (2010-2015) and as a Director for Quadraspec, Inc., a small technology firm in West Lafayette, Indiana. Until his retirement in June 2008, Dr. Franson was with Eli Lilly and Company for over 20 years, most recently as Vice President of Global Regulatory Affairs and Drug Safety. Previous positions held at Lilly included Group Medical Director for Europe, Executive Director for North American Regulatory, Chemistry Manufacturing Control, Planning & Global Operations and Vice President of Clinical Research and Regulatory Affairs-US. Dr. Franson has served as chair of the Clinical Steering Committee and as a member of the Regulatory Affairs Coordinating Committee of the Pharmaceutical Research and Manufacturers’ Association (PhRMA) and until recently, chaired PhRMAs FDA Committee Staff Work Group (2000-2008). He was co-chair of the joint FDA-industry working group addressing clinical aspects of the FDA Modernization Act of 1997, including the Prescription Drug User Fee Act (PDUFA) renewal; and from 2000-2003 he co-chaired the overall industry-FDA committees for PDUFA-3 renewal. Dr. Franson received his undergraduate degree in Pharmacy at Drake University and his M.D. degree at the University of Illinois. He is Board Certified in Internal Medicine and Infectious Diseases and prior to joining Lilly was Assistant Professor of Medicine at the Medical College of Wisconsin where he was a member of the Governor’s Task Force on AIDS. He was also an Assistant Professor of Medicine at Indiana University School of Medicine.

Our Board of Directors has concluded that Dr. Franson should continue to serve as a director of Myrexis, Inc. as of the date of this proxy statement, due particularly to his knowledge and experience in policymaking and regulatory and compliance issues in the pharmaceutical industry in both the United States and internationally, as well as his extensive clinical and senior management experience at a large, global, publicly held pharmaceutical company.

Adrian N. Hobden, Ph.D., was appointed President, Chief Executive Officer and a Director of Myrexis, Inc. on February 19, 2009. Prior to this appointment, Dr. Hobden was President of Myriad Genetics’ wholly-owned drug development subsidiary, Myriad Pharmaceuticals, and during his 10 years as President, he grew the organization to almost 200 people and put six compounds into clinical development. Dr. Hobden became the first employee of Myriad Pharmaceuticals in October 1998 after 17 years at Glaxo Wellcome, where he last held the position of Director of Global Biotechnology Ventures. In addition, Dr. Hobden’s career at Glaxo included roles as head of Genetics, Molecular Science and Pharmacology Departments, head of drug discovery programs in HIV, anti-fungals and cardiovascular disorders and management of collaborations with several biotechnology companies. He received his Ph.D. in molecular biology from Leicester University and BA and MA degrees in biochemistry from Cambridge University.

Our Board of Directors has concluded that Dr. Hobden should continue to serve as a director of Myrexis, Inc. as of the date of this proxy statement, due to his role as President and Chief Executive Officer of our company, combined with his extensive leadership, strategic planning, business development, scientific understanding, and international pharmaceutical industry expertise.

Director Independence

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Myrexis, either directly or indirectly. Based upon this review, our Board has determined that the following members of the Board are “independent directors” as defined by The NASDAQ Stock Market: Mr. Belle, Dr. Henderson, Dr. Langer, Mr. Forrester and Dr. Franson.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended June 30, 2010 there were 21 meetings of our Board of Directors, and the various committees of the Board met a total of 18 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2010. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each annual meeting of our stockholders.

Audit Committee. Our Audit Committee met 10 times during fiscal 2010. This committee currently has three members, Robert Forrester (Chairman), John Henderson and Dennis Langer. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. Our Board of Directors has determined that all members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by The Nasdaq Stock Market LLC, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Forrester is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on the “Investors—Corporate Governance” section of our website at www.myrexis.com.

Compensation Committee. Our Compensation Committee met five times during fiscal 2010. This committee currently has three members, Dennis Langer (Chairman), Gerald Belle and Robert Forrester. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our executive officers, and conducts its decisionmaking process with respect to that issue without such officers present. Our Board of Directors has determined that all members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market LLC.

The Compensation Committee is charged with establishing a compensation policy for our executives and directors that is designed to attract and retain the best possible executive talent, to motivate them to achieve corporate objectives, and reward them for superior performance. Our Compensation Committee is also responsible for establishing and administering our executive compensation policies. The Compensation Committee meets to review and make decisions with regard to executive compensation matters. As part of its review of executive compensation matters, the Compensation Committee may delegate any of the powers given to it to a subcommittee of the Committee. The Compensation Committee is authorized to engage compensation consultants to assist it in the performance of its duties, and has engaged the services of Radford, An Aon Consulting Company, as discussed in the Compensation Discussion and Analysis elsewhere in this proxy statement.

Please also see the Compensation Discussion and Analysis and the report of the Compensation Committee set forth elsewhere in this proxy statement.

A copy of the Compensation Committee’s written charter is publicly available on the “Investors—Corporate Governance” section of our website at www.myrexis.com.

Nominating and Governance Committee. Our Nominating and Governance Committee met three times during fiscal 2010 and has three members, John Henderson (Chairman), Dennis Langer and Timothy Franson.

Our Nominating and Governance Committee’s role and responsibilities are set forth in the Nominating and Governance Committee’s written charter and include identifying and nominating members of our Board of Directors, developing and recommending to our Board of Directors a set of corporate governance principles applicable to our company and overseeing the evaluation of the performance of our Board of Directors. The committee also oversees our policy on plurality voting for director elections, which is described in Proposal No. 1—Election of Directors of this proxy statement. The Board of Directors has determined that all members of the Nominating and Governance Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market LLC.

If a stockholder wishes to nominate a candidate for director to be included in our proxy statement under the “proxy access” rules recently adopted by the SEC, it must comply with Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended, including providing notice within the period described in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement. If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Restated By-Laws and in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Governance Committee under our corporate governance policies, for future annual meetings; the Nominating and Governance Committee will consider only one recommended nominee from any stockholder or group of affiliated stockholders for each annual meeting, and such recommending stockholder or group must have held at least 5% of our common stock for at least one year. All stockholder recommendations for proposed director nominees must be in writing to the Nominating and Governance Committee, care of Myrexis’s Secretary at 305 Chipeta Way, Salt Lake City, Utah 84108, and must be received no later than 120 days prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting or, in certain circumstances, such as there was no previous annual meeting, a reasonable time in advance of the mailing of our proxy statement for such annual meeting. The recommendation must be accompanied by the following information concerning the recommending stockholder:

•	the name, address and telephone number of the recommending stockholder;

•	the number of shares of our common stock owned by the recommending stockholder and the time period for which such shares have been held;

•

if the recommending stockholder is not a stockholder of record, a statement from the record holder verifying the holdings of the recommending stockholder and a statement from the recommending stockholder of the length of time such shares have been held (alternatively the recommending stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC, together with a statement of the length of time that the shares have been held); and

•	a statement from the recommending stockholder as to a good faith intention to continue to hold such shares through the date of the next annual meeting.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act;

•

a description of all relationships between the proposed nominee and any stockholder of the Company, including the recommending stockholder, including any agreements or understandings regarding the nomination;

•	a description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding the company; and

•	the contact information of the proposed nominee.

The recommending stockholder must also furnish a statement supporting a view that the proposed nominee possesses the minimum qualifications as set forth below for director nominees and describing the contributions that the proposed nominee would be expected to make to the Board and to the governance of Myrexis and must state whether, in its view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of Myrexis. The recommendation must also be accompanied by the written consent of the proposed nominee (i) to be considered by the Nominating and Governance Committee and interviewed if the committee chooses to do so in its discretion, and (ii) if nominated and elected, to serve as a director.

For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, including the following threshold criteria:

•	candidates should possess the highest personal and professional standards of integrity and ethical values;

•	candidates must be committed to promoting and enhancing the long-term value of Myrexis for its stockholders;

•	candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of Myrexis;

•

candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role;

•

candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to Myrexis, including, governance concerns, regulatory obligations, strategic business planning, competition and basic concepts of accounting and finance; and

•	candidates must have, and be prepared to devote, adequate time to the Board of Directors and its committees.

In addition, the Nominating and Governance Committee will also take into account the extent to which the candidate would fill a present need on the Board, including the extent to which a candidate meets the independence and experience standards promulgated by the SEC and by The Nasdaq Stock Market LLC.

The Board and Nominating and Governance Committee do not have a formal policy with respect to the consideration of diversity in identifying nominees for a director position. However, the Board and Nominating and Governance Committee strive to nominate individuals with a variety of diverse backgrounds, skills, qualifications, attributes and experience such that the Board, as a group, will possess the appropriate expertise, talent and skills to fulfill its oversight responsibilities with respect to the long-term interests of the stockholders.

A copy of the Nominating and Governance Committee’s written charter is publicly available on the “Investors—Corporate Governance” section of our website at www.myrexis.com.

Compensation Committee Interlocks and Insider Participation.

Our Compensation Committee has three members, Dennis Langer (Chairman), Gerald Belle and Robert Forrester. No member of our Compensation Committee has at any time been an employee of ours. None of our executive officers is a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Board Leadership Structure and Role in Risk Oversight

The Board does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. However, at this time, and since the Company’s inception, the Board has determined that having an independent director serve as Chairman of the Board is in the best interests of the Company’s stockholders. Thus, the role of Chairman of the Board and Chief Executive Officer is separated. This structure facilitates a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agenda and establishing Board policies, priorities and procedures. This also allows the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.

The Board has an active role, directly and through its committees, in the oversight of the Company’s risk management efforts. The Board carries out this oversight role through several levels of review. The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts.

Each of the Board’s committees also oversees the management of the Company’s risks that are under each committee’s areas of responsibility. For example, the Audit Committee oversees management of accounting, auditing, external reporting, internal controls, and cash investment risks. The Nominating and Governance Committee oversees the Company’s compliance policies, Code of Conduct, conflicts of interests, director independence and corporate governance policies. The Compensation Committee oversees risks arising from compensation practices and policies. While each committee has specific responsibilities for oversight of risk, the Board is regularly informed by each committee about such risks. In this manner the Board is able to coordinate its risk oversight.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at 801-214-7800 or investor.relations@myrexis.com. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, must prepare the communication in written form and mail or hand deliver the same to the following address:

ATTN: SECURITY HOLDER COMMUNICATION

Board of Directors (Designate individual director, if applicable)

Myrexis, Inc.

305 Chipeta Way

Salt Lake City, UT 84108

Communications will be distributed to the Board, to the Nominating and Governance Committee, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are deemed to be inappropriate or unrelated to the duties and responsibilities of the Board may be excluded, including but not limited to:

•

communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of Myrexis (such as employees, members of the communities in which we operate our businesses, customers and suppliers) generally;

•	communications that advocate engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	communications that have no rational relevance to the business or operations of Myrexis.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers.

Name	Age	Position
Adrian N. Hobden	57	President and Chief Executive Officer
Robert Lollini	56	Chief Financial Officer and Treasurer
Wayne Laslie	65	Chief Operating Officer
Andrew Gibbs, J.D.	35	Vice President, General Counsel and Secretary

Adrian N. Hobden, Ph.D. Please see Dr. Hobden’s biography above under “Management and Corporate Governance—The Board of Directors.”

Wayne Laslie was appointed Chief Operating Officer of Myrexis, Inc. on February 19, 2009. Prior to this, Mr. Laslie was Chief Operating Officer of Myriad Genetics’ wholly-owned drug development subsidiary, Myriad Pharmaceuticals. Previously, beginning in 2003, Mr. Laslie was President and Chief Executive Officer of CapPharma Services, a global pharmaceutical marketing consulting firm that specialized in launching new products and the interim management of clients’ marketing programs in targeted therapeutic areas. From 1998 through 2003, Mr. Laslie served as Executive Vice President of Otsuka America Pharmaceuticals, Inc. In this role he oversaw Otsuka America’s commercial programs and was responsible for the launch of the company’s novel cardiovascular and anti-psychotic products, Pletal® and Abilify®, respectively. During his career, Mr. Laslie has worked in various U.S. and international commercial positions with predecessor companies of Aventis Pharmaceuticals (for 15 years) and Pfizer (over six years). He received his B.S. degree in Biology from Georgia State University and earned his M.S. in Microbiology from the University of Georgia.

Robert Lollini joined Myrexis, Inc. in February 2009 and was appointed Chief Financial Officer and Treasurer on February 17, 2009. Prior to joining the Company, Mr. Lollini held several executive management positions with Iomed, Inc., an international drug delivery company, serving as President and Chief Executive Officer and a director from November 2002 to August 2007, Chief Operating Officer from October 2001 to November 2002 and as Executive Vice President, Finance, Chief Financial Officer and Secretary from January 1993 to October 2001. Between 1989 and 1992, Mr. Lollini worked for R.P. Scherer Corporation, also an international drug delivery company, as Vice President, Finance, Chief Financial Officer and Secretary, and between 1981 and 1988, as its Corporate Controller and Chief Accounting Officer and in various other management capacities. Between 1978 and 1981, Mr. Lollini was with the accounting firm of Arthur Andersen & Co. Mr. Lollini is a Certified Public Accountant and received a Bachelor of Arts degree in Accounting from Michigan State University and an MBA in Finance/Economics from the University of Detroit.

Andrew Gibbs, J.D., was appointed Vice President, General Counsel and Secretary of Myrexis, Inc. in July 2010 and has served as Vice President, Legal, and Secretary of Myrexis, Inc. since February 19, 2009. Prior to joining Myrexis, Mr. Gibbs served in various legal positions at Myriad Genetics, Inc., including Director of Commercial Legal Affairs from 2007 to 2009 and Patent Attorney from 2003 to 2007. During his career, Mr. Gibbs also gained experience working in biotechnology and pharmaceuticals research at the University of Utah and Myriad Genetics. Mr. Gibbs received a B.S. in Chemistry from the University of Utah and a J.D. from the S.J. Quinney College of Law, University of Utah.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

As a result of our separation and spin-off from our former parent company Myriad Genetics, Inc., we became an independent, publicly traded company on June 30, 2009, the last day of our 2009 fiscal year. Prior to our separation and as a wholly owned subsidiary of Myriad Genetics, all of our employees, including our executive officers, were compensated in accordance with the policies and practices of Myriad Genetics. This Compensation Discussion and Analysis discusses the compensation of our named executive officers during fiscal year 2010, our most recently completed fiscal year and our first year as an independent company.

Our named executive officers for the fiscal year ended June 30, 2010 are:

•	Adrian N. Hobden, President and Chief Executive Officer

•	Robert Lollini, Chief Financial Officer

•	Wayne Laslie, Chief Operating Officer

•	Edward Swabb, M.D., Ph.D., Former Senior Vice President, Drug Development, Chief Medical Officer

•	Barbara Berry, Former Senior Vice President, Human Resources

•	Andrew Gibbs, J.D., Vice President, General Counsel

2010 Strategic Initiatives and Reduction in Force

In June 2010, we announced several strategic initiatives to focus our efforts on our oncology pipeline and to conserve our financial resources to extend our projected cash runway beyond fiscal 2013. In connection with these initiatives, the Board of Directors authorized a reduction in workforce affecting 21 employees, including two of our named executive officers, Edward Swabb, M.D. Ph.D., Senior Vice President, Drug Development, and Chief Medical Officer, and Barbara Berry, Senior Vice President, Human Resources, who ceased employment with us effective June 18, 2010. In light of current economic and market conditions, the restructuring of the Company in June 2010, and the desire to preserve our cash resources, the compensation committee accepted the recommendation of our President and Chief Executive Officer and determined that no bonuses would be awarded to the named executive officers based on fiscal year 2010 achievements and that there would be no increase to the base salaries for our named executive officers for fiscal year 2011, with the exception of Mr. Gibbs’, as further described below.

Compensation Objectives

In connection with our separation and spin-off from Myriad Genetics, we established the objectives of our compensation programs and implemented plans, policies, and practices to achieve these objectives. The combination of base salary, annual incentives and long-term incentives that we currently provide to our executive officers were designed to be competitive with those of comparable companies and to align executive performance with the long-term interests of our stockholders.

The primary objectives of our compensation committee in establishing and maintaining our executive compensation programs are to:

•	attract and retain the best possible executive talent,

•	motivate our executive officers to enhance our growth and profitability,

•

reward executive officers for their contribution to our growth, profitability and increased shareholder value through the recognition of individual leadership, initiatives, achievements and other contributions, and

•	increase long-term shareholder value.

In accordance with the specific directives of our compensation committee as set forth in its charter, the compensation committee determines appropriate short- and long-term compensation and incentives, in the form of cash and equity, that are intended to motivate and reward the accomplishment of individual and corporate objectives and align executive officer compensation with creation of long-term shareholder value. To achieve these objectives, the compensation committee has adopted and implemented a compensation plan that bases a substantial portion of our executive officers’ compensation on our operational performance, including progress in our research, clinical and regulatory programs, and increase in shareholder value.

Formulating and Setting Executive Compensation

Our compensation committee is responsible for formulating, evaluating and determining the compensation, including the award of equity compensation, for our directors and executive officers, including our President and Chief Executive Officer. The compensation committee also assists the full Board of Directors in establishing and administering appropriate incentive compensation and equity-based plans.

To assist in carrying out its responsibilities, the compensation committee utilizes publicly available compensation data and subscription compensation survey data for national and regional companies in the biotechnology and life science industry. In December 2008, the compensation committee retained the consulting firm, Radford, An Aon Consulting Company, for the purpose of reviewing our compensation paid by Myriad Genetics and establishing initial compensation for our executive officers and employees as a separate, stand-alone company. Radford provided competitive market data on the compensation of executive officers at comparable companies within our industry and provided the compensation committee an analysis of, and recommendations for, cash and equity compensation for our President and Chief Executive Officer and other executive officers to be effective following our separation from Myriad Genetics, which we refer to herein as the Radford Report. We believe that this information provided us with appropriate compensation data and benchmarks for this purpose as it was derived from companies which, at the time of the report, were in our industry, share similar corporate structures, and were in similar development and operational stages.

As a basis for the source market data for its report on executive compensation, Radford utilized compensation data from two groups. The first is a group of 23 peer companies consisting of the following:

Affymax, Inc.	Immunomedics, Inc.

Alexza Pharmaceuticals, Inc.	Incyte Corporation

Amicus Therapeutics, Inc.	Infinity Pharmaceuticals, Inc.

Arena Pharmaceuticals, Inc.	Inspire Pharmaceuticals, Inc.

ARIAD Pharmaceuticals, Inc.	Maxygen, Inc.

ArQule, Inc.	Neurocrine Biosciences, Inc.

Array BioPharma Inc.	Pain Therapeutics, Inc.

Cytokinetics, Incorporated	Rigel Pharmaceuticals, Inc.

Dyax Corp.	Synta Pharmaceuticals Corp.

Dendreon Corporation	VIVUS, Inc.

Geron Corporation	Vical Incorporated

ImmunoGen, Inc.

This first peer group was selected on the basis of several factors to achieve a peer group representative of our industry. These factors included number of employees, estimated market value, revenues, and net income, product focus and development pipeline. To the extent available, Radford derived cash and equity compensation information for this peer group from publicly available regulatory filings, including proxy statements and from Radford’s 2008 Global Life Sciences Survey in which this peer group participated.

The second group consists of 79 companies in the Radford Global Life Sciences Survey with between 100 to 300 employees. This second group was selected as being representative of companies in Radford’s 2008 Global Life Sciences Survey of a similar size to us based on number of employees. Radford derived cash and equity compensation information for this second peer group from survey data collected by Radford.

Radford determined a “Market Composite” of cash and equity compensation at the 25th, 50th and 75th percentiles for each of our executive officers. The Market Composite was determined by weighting the compensation data from the peer proxy statements by 50%, to the extent proxy data was available, and Radford’s 2008 Global Life Sciences Survey by 50%. Additionally, because the cash compensation data was determined utilizing calendar year 2007 proxy data and survey data effective as of April 2008, Radford adjusted the cash compensation component of the Radford Report to account for timing differences between the effective date of the source data and July 1, 2009. Utilizing the data provided to us in the Radford Report, we analyzed, amongst other criteria, the Market Composite salary and incentive bonus compensation and equity compensation (using the Black Scholes value of options, the number of option equivalents, and grant as a percent of company), for each executive officer at the 25th, 50th, 75th and 90th percentile range. We also analyzed our expected gross equity burn rate, issued equity overhang and total equity overhang at the 50th -75th percentile range as compared to the 23 companies reported in our first peer group of companies.

Role of Management in Our Compensation Program

Members of management, including our President and Chief Executive Officer, support the compensation committee, attend portions of its meetings upon request, and perform various administrative functions at its request. Our President and Chief Executive Officer provides input to the compensation committee on the effectiveness of our compensation program and makes specific recommendations as to the base salary amounts, annual bonus amounts and equity grants for the executive officers, other than for himself. Except for our President and Chief Executive Officer, no executive officer is present when the compensation committee discusses and determines the salary and bonus amounts and equity compensation to be awarded to the executive officers. Our President and Chief Executive Officer is excused from all meetings, and is not present, where matters pertaining to his compensation are discussed and determined by the compensation committee.

Establishment of Management Business Objectives and Annual Management Performance Program

Beginning in fiscal year 2010, our compensation committee implemented an annual management performance program for the purpose of establishing annual performance objectives for our executive officers to align their performance with the overall goals and objectives for the company. This process commences in the fourth quarter of each fiscal year with each executive officer meeting with our President and Chief Executive Officer to establish annual management business objectives, or MBOs, for the ensuing fiscal year. After review and discussion, our President and Chief Executive Officer presents the executive officer’s MBOs to the compensation committee for final approval. Similarly, our President and Chief Executive Officer meets with the compensation committee at the end of each fiscal year to establish his MBOs for the ensuing fiscal year which, after review and discussion, are finalized by the compensation committee.

At the end of the fiscal year, the program contemplates that each executive officer’s performance is reviewed, including an assessment by management and the compensation committee of the achievement of these MBOs. The compensation committee, after further review and discussion with our President and Chief Executive Officer, then determines the annual bonus, if any, for the concluding fiscal year and base salary amount for the ensuing fiscal year. In September 2009 and February 2010, our President and Chief Executive Officer made recommendations to the compensation committee for equity-based awards based on the performance of the executive officers to date, including progress on accomplishing MBOs, which were granted within the discretion of the compensation committee. In the case of our President and Chief Executive Officer, the compensation committee made its review and determination without any recommendations from our President and Chief Executive Officer, who is not present in any meetings of the compensation committee at which his compensation is being reviewed and discussed.

The individual MBOs for our named executive officers for fiscal year 2010 were as follows:

Adrian N. Hobden, Ph.D., President and CEO—manage the budget of the Company within target goals; achieve designated targets for stock performance and interactions with analysts; achieve specified targets for the development of the Company’s clinical and pre-clinical drug candidates; and meet target goals for partnering collaborations.

Robert Lollini, Chief Financial Officer and Treasurer—implement the accounting and financial reporting function of the Company as an independent, publicly traded company; achieve target goals for stock performance and interactions with analysts; and manage the budget of the Company within target goals.

Wayne Laslie, Chief Operating Officer—meet target goals for partnering collaborations; achieve designated financial targets for stock performance; and manage the implementation and operation of the Company’s facilities and systems independent from Myriad Genetics.

Edward Swabb, M.D., Ph.D., Former Senior Vice President, Drug Development, Chief Medical Officer—manage the clinical trials for Azixa, MPC-4326, and MPC-3100 to achieve target development goals; and meet target budget goals for the advancement of the Company’s clinical trials.

Barbara Berry, Former Senior Vice President, Human Resources—manage the human resources department within target budget goals; maintain the Company’s overall compensation expenses within target goals; provide support and information to the compensation committee in connection with the Company’s compensation programs; achieve specified targets with respect to employee relations of the Company; implement an employee access program providing improved management of employee information; and implement a leadership training program for the Company.

Andrew Gibbs, J.D., Vice President, General Counsel and Secretary—manage the corporate governance and compliance function of the Company, including the accomplishment of specific target goals; achieve specified targets for the Company’s intellectual property assets; manage the Company’s litigation risk; provide general legal support for the Company’s operations; and manage the legal department within target budget goals.

Elements of Our Compensation Program and Annual Performance Evaluations

The compensation program for our executive officers currently consists principally of base salary, an annual performance-based incentive program, and long-term compensation in the form of stock options and restricted stock unit awards. We believe that these elements strike an appropriate balance that incentivize and reward our executive officers for ongoing, short-term and long-term performance. An annual base salary provides the foundation of our compensation program and ensures that the executive officer is being paid ongoing compensation which allows us to attract and retain high-quality talent. The annual incentive bonus forms an important part of our compensation strategy by providing an incentive to reward short-term performance as measured by our performance and accomplishment of individual MBOs. Stock option awards and restricted stock unit awards reward our executive officers for our long-term performance, and help to ensure that our executive officers have a stake in our long-term success by providing an incentive to improve our overall growth and value as measured by our stock price. This aligns the executive officer’s interests with stockholders’ long-term interests. In addition, to ensure our executive officers are motivated to stay with us during periods of uncertainty and to keep them focused on the Company’s interests, we have entered into Executive Severance and Change in Control Agreements with each of our executive officers to provide certain severance benefits upon termination.

Base Salary

The compensation committee aims to set base salaries at levels that are competitive with those paid to senior executives at companies included in the Radford Report. This allows us to attract and retain the executive talent required to lead our company, since we compete with a large number of companies in the biopharmaceutical industry, including large pharmaceutical companies, for executive talent. The Radford Report was considered in making salary determinations for fiscal year 2010 and in connection with our separation from Myriad Genetics to align our pay practices with other companies in the pharmaceutical and biotechnology industries. We believe that the base salaries for our executive officers should generally be at about the 50th percentile range of salaries for executives in similar positions and with similar responsibilities in comparable companies in our industry as represented in the compensation data we utilized; however, when deemed appropriate we may set base salaries above the 50th percentile based on various factors, including the executive’s particular background, training and relevant work experience; the executive’s role and responsibilities and the compensation paid to similar persons in comparable companies represented in the compensation data that we utilize; the demand for individuals with the executive’s specific talents and expertise and our ability to attract and retain comparable talents; the performance goals and other expectations of the executive for the position; and the comparison to other executives within our company having similar skills and experience levels and responsibilities. An executive’s base salary is also evaluated together with other components of the executive’s compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

On June 1, 2009, the compensation committee determined the initial base salaries of our named executive officers that became effective on July 1, 2009, the first day of our 2010 fiscal year, as set forth below. These base salaries were at about the 50th percentile range of salaries represented in the compensation data utilized.

Fiscal Year 2010 Base Salary
Adrian N. Hobden, Ph.D., President and Chief Executive Officer	$535,000
Robert Lollini, Chief Financial Officer	$285,000
Wayne Laslie, Chief Operating Officer	$380,000
Edward Swabb, M.D., Ph.D., Former Senior Vice President, Drug Development, Chief Medical Officer	$346,100
Barbara Berry, Former Senior Vice President, Human Resources	$200,000
Andrew Gibbs, J.D., Vice President, General Counsel	$185,000

We evaluate base salaries each year as part of our management performance program and determine whether to adjust an executive officer’s base salary for the ensuing year. As described above, in June 2010, the compensation committee accepted the recommendation of our President and Chief Executive Officer that in light of current economic and market conditions, the restructuring of the Company in June 2010, and the desire to preserve the Company’s cash resources, there be no increase to the base salaries for our named executive officers for fiscal 2011, with the exception of increasing Mr. Gibbs’ base salary from $185,000 to $210,000, a 14% increase, as an equitable adjustment to bring his base salary more in line with base salaries of executive officers with similar responsibilities in our peer group of the 23 companies listed above, and in recognition of his promotion to General Counsel.

Annual Performance-Based Incentive Compensation

An important part of our compensation program for our executive officers is an annual performance-based incentive award. This element has been designed to enable us to attract and retain executive level talent, as well as provide variable compensation to incentivize and reward our executive officers for ongoing performance which provides a contemporaneous benefit to our overall operations and success. Annual bonus awards are determined by the compensation committee for each executive officer based on i) a target bonus award opportunity, ii) the company’s overall financial performance and financial condition, and iii) the individual executive officer’s performance against the MBOs established for such executive officer, our financial performance in the areas of responsibility of the executive officer and other significant accomplishments and contributions of the executive officer.

For fiscal year 2010, the compensation committee established the following target bonus award opportunities for each executive officer, based on a percentage of base salary. These percentages were set at the market 50th percentile:

Target Bonus (% of Base Salary)
Adrian N. Hobden, Ph.D., President and Chief Executive Officer	50%
Robert Lollini, Chief Financial Officer	35%
Wayne Laslie, Chief Operating Officer	40%
Edward Swabb, M.D., Ph.D., Former Senior Vice President, Drug Development, Chief Medical Officer	35%
Barbara Berry, Former Senior Vice President, Human Resources	30%
Andrew Gibbs, Vice President and General Counsel	25%

Actual bonus awards are to be determined by the compensation committee by multiplying the target bonus percentage for all executive officers by a factor of 0 to 1.2 based upon the compensation committee’s assessment of the company’s overall financial performance and financial condition as of the end of the fiscal year. This adjusted target bonus percentage is then multiplied by a factor of 0 to 1.2 based upon the compensation committee’s assessment of the individual executive officers’ achievement of individual MBO’s and other performance criteria as set forth above; provided however, that the adjusted target bonus percentage shall not exceed 130% of the initial target bonus award opportunity for any individual executive officer. The target bonus percentage, as adjusted, is then multiplied by the executive officer’s base salary. In addition, the compensation committee may further adjust the bonus amount if it determines there are any significant differences in the actual bonus to be paid to an executive officer compared to similar positions with the comparable companies in our industry as represented in the compensation data we utilize. Changes in the scope of responsibilities of the executive officer, or internal pay inequities could also result in adjustments to bonus amounts.

As described above, in light of current economic and market conditions, the restructuring of the Company in June 2010, and the desire to preserve the Company’s cash resources, in June 2010, the compensation committee determined that no bonuses would be awarded to any employees, including the named executive officers, based on fiscal year 2010 achievements. In light of such determination, the achievement of MBOs by the named executive officers were not evaluated by the compensation committee.

Stock Incentive Program

We believe that stock incentives directly link the amounts earned by executive officers with the amount of appreciation realized by our stockholders. Stock-based awards also serve as a critical retention incentive. Our stock awards are structured to encourage our executive officers and key employees to continue in our employ and motivate performance that supports the creation of stable long-term stockholder value. In determining the size of any option or other equity-based award, the compensation committee considers the individual’s position, past performance and potential, the desired retention incentive, and market practices and levels.

Equity Incentive Plan

Our 2009 Employee, Director and Consultant Equity Incentive Plan, or our 2009 Equity Plan, provides for the grant of incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and other stock-based awards.

The compensation committee grants equity awards primarily to reward performance but also to retain officers and provide incentives for future performance, as well as initial awards to new employees upon the commencement of employment. The amount and combination of equity grants, as well as the vesting period, is determined by the compensation committee with the goal of providing performance and retention incentives. The size of grants typically increases as the rank of the executive officer increases.

In connection with the completion of our separation from Myriad Genetics, on July 1, 2009, an aggregate of 284,740 restricted stock units were granted to our employees, including to our named executive officers, in recognition of their commencement as employees of the Company, as a separate entity from Myriad Genetics, and to incentivize our employees at the outset of our emergence as an independent company, which vest in three equal annual installments, and Robert Lollini, our Chief Financial Officer, received an option to purchase 100,000 shares of common stock in connection with the commencement of his employment. These grants are further described in the “2010 Fiscal Year Grants of Plan-Based Awards” table below.

In addition, in September 2009 and February 2010, the compensation committee awarded semi-annual stock option grants to executive officers and other employees based on an assessment of performance for the fiscal year as of such dates. These awards were generally set at about the 75th percentile range of aggregate value of awards for executives in similar positions and with similar responsibilities in comparable companies in our industry as represented in the compensation data we utilize. In determining the number of stock options or shares awarded, we take into consideration the total number of our outstanding shares of common stock, the relative dilution to shareholders, as well as our gross equity burn rate, issued equity overhang and total equity overhang. In determining individual equity awards, we assess the executive officer’s performance as of the date of grant based on confirmation of progress toward the achievement of individual MBOs, our financial performance in the areas of responsibility of the executive officer, the company’s overall financial performance and financial condition and other significant accomplishments and contributions of the executive officer. The stock options granted to our named executive officers in fiscal year 2010 are further described below in the “2010 Fiscal Year Grants of Plan-Based Awards” table.

Employee Stock Purchase Plan

Our 2009 Employee Stock Purchase Plan provides all of our eligible employees, including our executive officers, with an opportunity to purchase our common stock semi-annually at a purchase price equal to 85% of the reported last sale price of our common stock on either the first or last day of each offering period, whichever is less.

Other Compensation

We provide various benefit programs to all of our employees, including health and dental insurance, life and disability insurance, and a 401(k) plan where the company makes matching contributions of 50% of each employee’s contribution with the employer’s contribution not to exceed 4% of the employee’s compensation. Additionally, we may provide other perquisites to new executive officers such as a signing bonus, relocation package or other related compensation as we determine on a case by case basis.

Termination Based Compensation

We recognize that, as is the case with many publicly held corporations, the possibility of termination or a change in control of the company exists and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to our detriment and to the detriment of our stockholders. Therefore, in February 2010, we entered into Executive Severance and Change in Control Agreements with each of our executive officers to reinforce and encourage the continued employment and dedication of our executive officers without distraction from the possibility of termination or a change in control of the company and related events and circumstances. We believe the terms of our Executive Severance and Change in Control Agreements are consistent with those maintained by others in our industry and therefore are important for attracting and retaining key employees who are critical to our long-term success. The potential benefits provided under the Executive Severance and Change in Control Agreements are in addition to the current compensation arrangements we have with our executive officers. The terms of these agreements are described in more detail in the section below entitled “Potential Payments Upon Termination or Change in Control.”

In connection with his termination without “Cause” (as defined in the Executive Severance and Change in Control Agreement) effective June 18, 2010, Dr. Swabb received the severance payments and benefits provided for in his Executive Severance and Change in Control Agreement. In connection with her termination without “Cause” effective June 18, 2010, Ms. Berry received the severance payments and benefits provided for in her Executive Severance and Change in Control Agreement, however, based on the recommendation of the compensation committee, the Board of Directors approved an amendment to Ms. Berry’s agreement pursuant to which she was paid a lump sum of $204,883 under the agreement, representing an additional amount of $10,000 than what she would have been paid under the terms of the original agreement. The amendment to Ms. Berry’s agreement was approved in recognition of her combined 15 years of service to the Company and Myriad Genetics. In addition, based on the recommendation of the compensation committee that all employees that were terminated in connection with the restructuring should be permitted to vest to a certain extent in the stock options that were granted in fiscal year 2010, the Board of Directors accelerated the vesting of 25% of the stock options granted on September 10, 2009 and February 18, 2010, to all terminated employees, including Dr. Swabb and Ms. Berry. The payments and benefits received by Dr. Swabb and Ms. Berry are further described in the tables and narrative disclosure that follow.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement and incorporated by reference in Myrexis’ Annual Report on Form 10-K for the year ended June 30, 2010.

MEMBERS OF THE MYREXIS, INC. COMPENSATION COMMITTEE:

Dennis H. Langer, M.D., J.D., Chairman

Gerald P. Belle

Robert Forrester

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal years ended June 30, 2010, 2009 and 2008 to (1) our President and Chief Executive Officer, (2) our Chief Financial Officer, (3) our other two executive officers, both of whom earned more than $100,000 during the fiscal year ended June 30, 2010 and were serving as executive officers as of June 30, 2010, and (4) two former executive officers, Edward Swabb, M.D., Ph.D., former Senior Vice President, Drug Development, Chief Medical Officer and Barbara Berry, former Senior Vice President, Human Resources, both of whom ceased employment with the Company on June 18, 2010. As discussed in the Compensation Discussion and Analysis, fiscal year 2010 was our first year as an independent company, following the completion of our separation and spin-off from Myriad Genetics on June 30, 2009. Prior to our separation, the compensation of these executive officers was determined by Myriad Genetics. As a result, the data for fiscal year 2010 in the following table reflects the compensation of these executive officers by us as an independent company, and the data for fiscal years 2009 and 2008 reflects the compensation of these executive officers for services in all capacities to Myriad Genetics and its subsidiaries during fiscal years 2009 and 2008.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Adrian N. Hobden, Ph.D.	2010	535,552	507	201,500	433,816	9,875	(3)	1,181,250
President and Chief Executive Officer	2009	535,552	285,812	0	1,256,670	9,749		2,087,783
	2008	500,552	400,812	0	2,049,709	9,550		2,960,623

Robert Lollini (4)	2010	285,552	507	84,630	411,119	9,012	(3)	790,820
Chief Financial Officer	2009	105,988	0	0	0	3,356		109,344

Wayne Laslie	2010	380,552	524	68,510	146,413	9,875	(3)	605,874
Chief Operating Officer	2009	380,552	125,812	0	781,928	9,817		1,298,109
	2008	355,552	165,812	0	1,213,751	9,510		1,744,625

Edward Swabb, M.D., Ph.D.	2010	350,645	518	60,450	130,144	412,275	(5)	954,032
Former Senior Vice President, Drug Development, Chief Medical Officer	2009	346,652	14,812	0	124,271	9,643		495,378
	2008	329,652	60,812	0	388,640	9,441		788,545

Barbara Berry	2010	202,772	518	48,360	108,454	234,697	(6)	594,801
Former Vice President, Human Resources	2009	200,460	14,312	0	384,820	8,093		607,685
	2008	187,681	45,812	0	468,620	21,510		723,623

Andrew Gibbs (7)	2010	183,134	549	36,270	97,822	7,400	(3)	325,175
Vice President, General Counsel

(1)	Represents a cash bonus for performance in the applicable fiscal year, which was paid in the following fiscal year. As discussed in the Compensation Discussion and Analysis, due to events that occurred in fiscal year 2010, the compensation committee determined to not award bonuses for fiscal year 2010 performance. The amounts cited for fiscal year 2010 represent a holiday cash bonus.

(2)	Represents the aggregate grant date fair value of stock awards and option awards, respectively, granted in each year presented calculated in accordance with FASB ASC Topic 718. Information regarding the assumptions used in the valuation of these awards can be found in the footnote to our financial statements entitled “Share-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed with the SEC. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates” in our Annual Report on Form 10-K.

(3)	These amounts consist of (i) $6.28 per month of premiums paid by Myrexis with respect to term life insurance for the benefit of the executive officer and (ii) the balance of the amount shown for matching contributions made under the Myrexis 401(k) plan on behalf of each executive officer.

(4)	Mr. Lollini commenced employment with the Company on February 17, 2009.

(5)	This amount consists of (i) $6.28 per month of premiums paid by Myrexis with respect to term life insurance for the benefit of Dr. Swabb, (ii) $10,863 for matching contributions made under the Myrexis 401(k) plan on behalf of Dr. Swabb, and (iii) the following payments made to Dr. Swabb in connection with his termination on June 18, 2010, and pursuant to the terms of his Executive Severance and Change in Control Agreement: (v) $4,883, representing COBRA benefits, (w) $116,088, representing a pro- rated portion of Dr. Swabb’s 2010 fiscal year target bonus amount, (x) $46,748, representing accrued vacation as of the date of his termination, (y) $173,050, representing six months of Dr. Swabb’s annual base salary on the date of his termination, and (z) $60,568, representing 50% of Dr. Swabb’s 2010 fiscal year target bonus amount.

(6)	This amount consists of (i) $6.28 per month of premiums paid by Myrexis with respect to term life insurance for the benefit of Ms. Berry, (ii) $8,115 for matching contributions made under the Myrexis 401(k) plan on behalf of Ms. Berry, and (iii) $204,833 paid to Ms. Berry in connection with her termination on June 18, 2010, of which $4,883 represented COBRA benefits pursuant to the terms of her Executive Severance and Change in Control Agreement, as amended.

(7)	Compensation data disclosed for only those years for which the individual was a named executive officer.

2010 Fiscal Year Grants of Plan-Based Awards

The following table shows information regarding grants of equity awards that we made during the fiscal year ended June 30, 2010 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Adrian N. Hobden, Ph.D.	07/01/2009	50,000	—	—	201,500
President and Chief Executive Officer	09/10/2009	—	80,000	4.63	212,648
	02/18/2010	—	80,000	4.83	221,168

Robert Lollini	07/01/2009	21,000	—	—	84,630
Chief Financial Officer	07/01/2009	—	100,000	4.03	232,170
	09/10/2009	—	33,000	4.63	87,717
	02/18/2010		33,000	4.83	91,232

Wayne Laslie	07/01/2009	17,000	—	—	68,510
Chief Operating Officer	09/10/2009	—	27,000	4.63	71,769
	02/18/2010	—	27,000	4.83	74,644

Edward Swabb, M.D., Ph.D.	07/01/2009	15,000	—	—	60,450
Former Senior Vice President, Drug Development, Chief Medical Officer	09/10/2009	—	24,000	4.63	63,794
	02/18/2010	—	24,000	4.83	66,350

Barbara Berry	07/01/2009	12,000	—	—	48,360
Former Vice President, Human Resources	09/10/2009	—	20,000	4.63	53,162
	02/18/2010	—	20,000	4.83	55,292

Andrew Gibbs	07/01/2009	9,000	—	—	36,270
Vice President, General Counsel	09/10/2009	—	16,000	4.63	42,530
	02/18/2010	—	20,000	4.83	55,292

(1)	See our discussion in the footnote to our financial statements entitled “Share-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed with the SEC for details as to the assumptions used to determine the grant date fair values of these awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates” in our Annual Report on Form 10-K.

Narrative Disclosure to Summary Compensation Table and 2010 Fiscal Year Grants of Plan-Based Awards Table

Employment Agreements

We have a standard form of employment agreement with no defined term in place with each of our current named executive officers, and had such agreements in place with Dr. Swabb and Ms. Berry prior to their terminations on June 18, 2010. Pursuant to each of these existing agreements, either party may terminate employment at any time for any reason, with or without notice or cause. Each employment agreement also provides that the employee will not disclose confidential information of Myrexis during and after employment and will not compete with Myrexis nor solicit customers or employees during the term of employment and for one year thereafter.

In addition to our standard form of employment agreement with Mr. Lollini, we also entered into an offer letter of employment with Mr. Lollini on February 4, 2009, which set forth his initial annual base salary of $285,000, which is his current base salary, and his target bonus of 35% of his base salary, which is his current target bonus. Mr. Lollini’s offer letter also provided that he would receive an initial option grant to purchase 100,000 shares of our common stock following the completion of our separation, which was granted on July 1, 2009 and vests as to 25% of the shares on each anniversary of the date of grant.

2010 Equity Awards

In connection with the completion of our separation from Myriad Genetics, on July 1, 2009, an aggregate of 284,740 restricted stock units were granted to our employees, including to our named executive officers, which vest in three equal annual installments beginning on June 15, 2010. In addition, Mr. Lollini’s offer letter provided that he would receive an initial option grant to purchase 100,000 shares of our common stock as discussed above.

In addition, on September 10, 2009 and February 18, 2010, the compensation committee awarded semi-annual stock option grants to executive officers and other employees, which vest as to 25% of the shares on each anniversary of the date of grant.

All of the above described equity awards were granted under our 2009 Equity Plan, and all of the options granted have an exercise price per share equal to the fair market value of our common stock on the date of grant, which, in accordance with our 2009 Equity Plan, is the closing price of our common stock on the date of grant as reported by The NASDAQ Global Market.

2010 Bonus Awards

As discussed in the Compensation Discussion and Analysis, in light of current economic and market conditions, the restructuring of the Company in June 2010, and the desire to preserve the Company’s cash resources, in June 2010, the compensation committee determined that no bonuses would be awarded to the named executive officers for fiscal year 2010 performance.

Each of our employees, including our named executive officers, received a holiday bonus in fiscal year 2010, which is reflected in the Summary Compensation Table.

2010 Strategic Initiatives and Reduction in Force

In connection with strategic initiatives that we announced in June 2010, the Board of Directors authorized a reduction in workforce, including two of our named executive officers, Edward Swabb, M.D. Ph.D., Senior Vice President, Drug Development, and Chief Medical Officer, and Barbara Berry, Senior Vice President, Human Resources, who ceased employment with us effective June 18, 2010. Each of Dr. Swabb and Ms. Berry had Executive Severance and Change in Control Agreements in place with us at the time of their terminations, pursuant to which they received the payments described in the Summary Compensation Table. In addition, based on the recommendation of the compensation committee that all employees that were terminated in connection with the restructuring should be permitted to vest to a certain extent in the stock options that were granted in fiscal year 2010, the Board of Directors accelerated the vesting of 25% of the stock options granted on September 10, 2009 and February 18, 2010, to all terminated employees, including Dr. Swabb and Ms. Berry. All other terms and conditions of these options remained in effect and these options expired unexercised in accordance with their terms on September 18, 2010. Finally, on the date of termination, all terminated employees, including Dr. Swabb and Ms. Berry forfeited the remaining unvested two tranches of the restricted stock units granted on July 1, 2009.

Outstanding Equity Awards at 2010 Fiscal Year-End

Our separation and spin-off from Myriad Genetics on June 30, 2009 was effectuated by way of a pro rata dividend to Myriad Genetics stockholders of one share of our common stock for every four shares of Myriad Genetics common stock. In connection with the spin-off and pursuant to the terms of Myriad Genetics’ stock option plans, each outstanding Myriad Genetics stock option on the date of the separation was adjusted. Each adjusted Myriad Genetics stock option remains exercisable for the same number of shares of Myriad Genetics common stock as the original Myriad Genetics option, and for each Myriad Genetics option outstanding, a new Myrexis stock option, exercisable for one-fourth of the number of shares of our common stock as the original Myriad Genetics option was issued. The exercise price of each adjusted Myriad Genetics option and each new Myrexis stock option was determined in accordance with Section 409A and Section 422 of the Internal Revenue Code and preserved the intrinsic value of the pre-separation Myriad Genetics option.

The following table shows grants of stock options and grants of unvested stock awards outstanding on June 30, 2010, the last day of our fiscal year, held by each of the executive officers named in the Summary Compensation Table. All options with grant dates noted in the “Date of Grant” column prior to July 1, 2009 represent the Myrexis stock options that were granted on June 30, 2009 in connection with the separation as described above and the “Date of Grant” cited in the below table represents the date that the original Myriad Genetics options were granted as that is the date based on which the associated Myrexis stock options vest and terminate. All of these options were issued under our 2009 Equity Plan with the same terms as the original Myriad Genetics option, except that the vesting, if any, and expiration of both the Myriad Genetics and the new Myrexis options are based on the optionholder’s continuing employment with us following the separation.

		Option Awards						Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Adrian N. Hobden	02/01/2001	10,000	(1)	0		3.95	02/01/2011	—		—
President and Chief Executive Officer	06/27/2002	10,000	(2)	0		3.14	06/27/2011	—		—
	02/22/2002	15,000	(2)	0		1.96	02/22/2012	—		—
	08/16/2002	15,000	(2)	0		1.35	08/16/2012	—		—
	02/13/2003	9,374	(2)	0		0.59	02/13/2013	—		—
	09/09/2003	16,189	(2)	0		0.69	09/09/2013	—		—
	02/19/2004	15,000	(2)	0		0.93	02/19/2014	—		—
	09/08/2004	20,000	(2)	0		0.92	09/08/2014	—		—
	02/17/2005	22,500	(2)	0		1.22	02/17/2015	—		—
	09/14/2005	10,274	(1)	0		1.13	09/14/2015	—		—
	02/16/2006	13,951	(1)	0		1.34	02/16/2016	—		—
	09/06/2006	12,000		4,000	(1)	1.40	09/06/2016	—		—
	02/21/2007	12,750		4,250	(1)	1.89	02/21/2017	—		—
	09/26/2007	11,250		11,250	(1)	2.80	09/26/2017	—		—
	02/28/2008	13,750		13,750	(1)	2.06	02/28/2018	—		—
	09/10/2008	5,625		16,875	(1)	3.56	09/10/2018	—		—
	07/01/2009	—		—		—	—	33,333	(3)	125,333	(3)
	09/10/2009	0		80,000	(4)	4.63	09/10/2019	—		—
	02/18/2010	0		80,000	(4)	4.83	02/18/2020	—		—

		Option Awards						Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert J. Lollini	07/01/2009	—		—		—	—	14,000	(3)	52,640	(3)
Chief Financial Officer	07/01/2009	0		100,000	(4)	4.03	07/01/2019	—		—
	09/10/2009	0		33,000	(4)	4.63	09/10/2019	—		—
	02/18/2010	0		33,000	(4)	4.83	02/18/2020	—		—

Wayne Laslie	11/11/2004	5,936	(2)	0		1.07	11/11/2014	—		—
Chief Operating Officer	09/14/2005	5,205	(1)	0		1.13	09/14/2015	—		—
	02/16/2006	10,000	(1)	0		1.34	02/16/2016	—		—
	09/06/2006	10,000		4,000	(1)	1.40	09/06/2016	—		—
	02/21/2007	8,250		2,750	(1)	1.89	02/21/2017	—		—
	09/26/2007	6,250		6,250	(1)	2.80	09/26/2017	—		—
	02/28/2008	8,750		8,750	(1)	2.06	02/28/2018	—		—
	09/10/2008	3,500		10,500	(1)	3.56	09/10/2018	—		—
	07/01/2009	—		—		—	—	11,333	(3)	42,613	(3)
	09/10/2009	0		27,000	(4)	4.63	09/10/2019	—		—
	02/18/2010	0		27,000	(4)	4.83	02/18/2020	—		—

Edward Swabb. M.D., Ph.D.	09/14/2005	812	(1)	0		1.13	09/18/2010	—		—
Former Senior Vice President, Drug Development, Chief Medical Officer (5)	02/16/2006	625	(1)	0		1.34	09/18/2010	—		—
	09/06/2006	475	(1)	0		1.40	09/18/2010	—		—
	02/21/2007	704	(1)	0		1.89	09/18/2010	—		—
	09/26/2007	2,375	(1)	0		2.80	09/18/2010	—		—
	02/28/2008	2,250	(1)	0		2.06	09/18/2010	—		—
	09/10/2008	557	(1)	0		3.56	09/18/2010	—		—
	09/10/2009	6,000	(4)	0		4.63	09/18/2010	—		—
	02/18/2010	6,000	(4)	0		4.83	09/18/2010	—		—

Barbara Berry	02/01/2001	2,200	(2)	0		3.95	09/18/2010	—		—
Former Vice President, Human Resources (5)	09/14/2005	1,250	(1)	0		1.13	09/18/2010	—		—
	02/16/2006	1,250	(1)	0		1.34	09/18/2010	—		—
	09/06/2006	3,500	(1)	0		1.40	09/18/2010	—		—
	02/21/2007	4,500	(1)	0		1.89	09/18/2010	—		—
	09/26/2007	2,500	(1)	0		2.80	09/18/2010	—		—
	02/28/2008	1,625	(1)	0		2.06	09/18/2010	—		—
	09/10/2008	1,723	(1)	0		3.56	09/18/2010	—		—
	09/10/2009	5,000	(4)	0		4.63	09/18/2010	—		—
	02/18/2010	5,000	(4)	0		4.83	09/18/2010	—		—

Andrew Gibbs	09/14/2005	93	(1)	0		1.13	09/14/2015	—		—
Vice President, General Counsel	02/16/2006	87	(1)	0		1.34	02/16/2016	—		—
	09/06/2006	75	(1)	0		1.40	09/06/2016	—		—
	02/21/2007	88		87	(1)	1.89	02/21/2017	—		—
	09/26/2007	75		150	(1)	2.80	09/26/2017	—		—
	02/28/2008	188		374	(1)	2.06	02/28/2018	—		—
	09/10/2008	191		571	(1)	3.56	09/10/2018	—		—
	07/01/2009	—		—		—	—	6,000	(3)	22,560	(3)
	09/10/2009	0		16,000	(4)	4.63	09/10/2019	—		—
	02/18/2010	0		20,000	(4)	4.83	02/18/2020	—		—

(1)	Pursuant to the vesting schedule of the originally granted Myriad Genetics options, the options vested or continue to vest, as applicable, as to 25% of the shares per year following the date of grant of the original Myriad Genetics stock options.

(2)	Pursuant to the vesting schedule of the originally granted Myriad Genetics options, the options vested as to 25% of the shares per year following the date of grant of the original Myriad Genetics stock options, until April 14, 2005 when all remaining unvested shares vested.

(3)

Represents a restricted stock unit that vests as to one-third of the units on each of June 15, 2010, June 15, 2011, and June 15, 2012. The market value of the unvested restricted stock units was determined by multiplying the number of unvested units by $3.76, the closing price of our common stock on June 30, 2010, the last day of our 2010 fiscal year.

(4)	The options vest as to 25% of the shares on each anniversary of the date of grant.

(5)	All unvested options held by Dr. Swabb and Ms. Berry on June 18, 2010, the effective date of their terminations, expired on such date. The Board of Directors accelerated the vesting of 25% of the stock options granted on September 10, 2009 and February 18, 2010, to all terminated employees, including Dr. Swabb and Ms. Berry. These options, as well as all options that were vested as of June 18, 2010 and held by Dr. Swabb and Ms. Berry, respectively, expired to the extent unexercised on September 18, 2010. Effective on June 18, 2010, Dr. Swabb and Ms. Berry forfeited the remaining unvested two tranches of the restricted stock units granted on July 1, 2009, the first tranche of which vested on June 15, 2010.

2010 Fiscal Year Option Exercises and Stock Vested

The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended June 30, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Adrian N. Hobden, Ph.D.	32,485	102,498	16,667	64,001
President and Chief Executive Officer

Robert Lollini	—	—	7,000	26,880
Chief Financial Officer

Wayne Laslie	—	—	5,667	21,761
Chief Operating Officer

Edward Swabb. M.D., Ph.D.	—	—	5,000	19,200
Former Senior Vice President, Drug Development, Chief Medical Officer

Barbara Berry	526	479	4,000	15,360
Former Vice President, Human Resources

Andrew Gibbs	—	—	3,000	11,520
Vice President, General Counsel

(1)	The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2)	Represents the vesting of restricted stock units on June 15, 2010. The value realized is calculated by multiplying the number of units that vested times $3.84, the closing price of our common stock on June 15, 2010.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Potential Payments Upon Termination or Change in Control

Executive Severance and Change in Control Agreements

On February 1, 2010, we entered into Executive Severance and Change in Control Agreements (the “Severance and Change in Control Agreements”) with each of our executive officers, including all of our named executive officers. Receipt of severance payments under such agreements is conditioned on the executive officer executing and delivering a written general release of claims against the Company and its affiliates within 30 days of termination, and which includes the executive officer’s reaffirmation of his or her continuing obligations under the assignment of inventions, non-disclosure, non-competition and non-solicitation provisions contained in his or her employment agreement with the Company.

Termination in Connection with a Change in Control

Under the terms of the Severance and Change in Control Agreements, if a Change in Control (as defined in the Severance and Change in Control Agreements and set forth below) occurs and within 12 months of the Change in Control the employment of the executive officer is terminated by the Company (other than for Cause, Disability (as such terms are defined in the Severance and Change in Control Agreements and set forth below) or death) or by the executive officer for Good Reason (as defined in the Severance and Change in Control Agreements and set forth below), then the executive officer shall be entitled to the following: (i) payment in a lump sum amount of the executive officer’s base salary through the date of termination, a pro rata portion of the executive officer’s then current fiscal year target bonus amount, and any accrued vacation pay to the extent not previously paid (collectively, the “Accrued Obligations”); (ii) payment in a lump sum amount equal to, in the case of our President and Chief Executive Officer, two times his then current annual base salary, and for the other executive officers, one times his or her then current annual base salary; (iii) payment in a lump sum amount equal to, in the case of our President and Chief Executive Officer, two times his then current fiscal year target bonus amount, and for the other executive officers, one times his or her then current fiscal year target bonus amount; and (iv) continuation of health benefits for, in the case of our President and Chief Executive Officer, up to 24 months, and for the other executive officers, up to 12 months.

Termination Not in Connection with a Change in Control

If the executive officer’s employment is terminated by the Company (other than for Cause, Disability or death) or by the executive officer for Good Reason, then the executive officer shall be entitled to the following: (i) payment in a lump sum of the Accrued Obligations; (ii) payment in a lump sum amount equal to, in the case of our President and Chief Executive Officer, one times his then current annual base salary, and for the other executive officers, six months of his or her then current annual base salary; (iii) payment in a lump sum amount equal to, in the case of our President and Chief Executive Officer, one times his then current fiscal year target bonus amount, and for the other executive officers, 50% of his or her then current fiscal year target bonus amount; and (iv) continuation of health benefits for, in the case of our President and Chief Executive Officer, up to 12 months, and for the other executive officers, up to 6 months.

In addition, if an executive officer terminates his or her employment without Good Reason or upon death or Disability, in addition to his or her base salary, the executive officer shall receive in a lump sum a pro rata portion of the executive officer’s then current fiscal year target bonus amount.

Term

The Severance and Change in Control Agreements have a term (the “Term”) that continues in effect until December 31, 2015 and thereafter for one year terms unless the Company provides notice of non-renewal at least 90 days prior to the end of the expiration of the term then in effect. The rights and obligations under each Severance and Change in Control Agreement will expire on the earlier of (i) the expiration of the Term, (ii) the date that is 12 months after a Change in Control, if the executive is still employed by the Company as of such later date, or (iii) the fulfillment by the Company of all of its obligations under the Severance and Change in Control Agreement.

Defined Terms

As defined in the Severance and Change in Control Agreements:

“Cause” means the executive’s willful and continued failure to substantially perform his or her reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the executive gives notice of termination for Good Reason), which failure is not cured within 30 days after a written demand for substantial performance is received by the executive from the Board of Directors of the Company which specifically identifies the manner in which the Board of Directors believes the executive has not substantially performed the executive’s duties; or the executive’s willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

A “Change in Control” means the occurrence of any of the following events: (1) Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or (2) Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval.

“Disability” means the executive’s absence from the full-time performance of the executive’s duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the executive or the executive’s legal representative.

“Good Reason” means the occurrence, without the executive’s written consent, of any of the following events or circumstances. (a) a material and continuing diminution of the executive’s position, duties, authority or responsibilities in the operation and management of the Company as compared to such position, duties, authority or responsibilities on the effective date of the Severance and Change in Control Agreement; (b) a material reduction in the executive’s then current annual base salary; (c) a change by the Company in the location at which the executive performs his or her principal duties for the Company to a new location that is more than 50 miles from the location at which the executive performs his or her principal duties for the Company on the effective date of the Severance and Change in Control Agreement; (d) the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform the Severance and Change in Control Agreement; or (e) any failure of the Company to pay or provide to the executive any portion of the executive’s compensation or any Company-paid health, disability, accident and/or life insurance plans or programs due within seven days of the date such compensation or benefits are due, or any material breach by the Company of the Severance and Change in Control Agreement or any employment agreement with the executive.

Change in Control Arrangements with Respect to Myrexis Stock Options Issued in Connection with Separation from Myriad Genetics

In connection with our separation and spin-off from Myriad Genetics and pursuant to the terms of Myriad Genetics’ stock option plans, each Myriad Genetics stock option outstanding on the date of the separation was adjusted. Each adjusted Myriad Genetics stock option remains exercisable for the same number of shares of Myriad Genetics common stock as the original Myriad Genetics option, and for each Myriad Genetics option outstanding, a new Myrexis stock option, exercisable for one-fourth of the number of shares of our common stock as the original Myriad Genetics option was issued. The vesting, if any, of Myriad Genetics options that were outstanding at the time of the separation will accelerate by their terms upon the occurrence of a change in control of Myriad Genetics, and the vesting, if any, of the new Myrexis options that were issued in connection with the adjustment of the outstanding Myriad Genetics options will accelerate upon the occurrence of a change in control of Myrexis.

A “Change of Control” of Myrexis that will trigger the above described acceleration is defined as: (i) Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or (ii) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Potential Payments Upon a June 30, 2010 Termination

The following table summarizes the potential payments and benefits to each of our named executive officers who was employed with us as of June 30, 2010, assuming the occurrence of the different triggers described above as of the close of business on June 30, 2010, the last business day of our most recently completed fiscal year.

Name	Payments and Benefits	Termination Without Cause or For Good Reason in Connection with a Change in Control	Termination Without Cause or For Good Reason Not in Connection with a Change in Control	Termination by Executive Without Good Reason or Upon Death or Disability	Change in Control
Adrian N. Hobden	Base Salary	$1,070,000	$535,000	—	—
President and Chief Executive Officer	Annual Bonus	$802,500	$535,000	$267,500	—
	COBRA Benefits	$24,638	$12,319	—	—
	Stock Option Acceleration	—	—	—	$54,938	(1)
	Total:	$1,897,138	$1,082,319	$267,500	$54,938

Robert Lollini	Base Salary	$285,000	$142,500	—	—
Chief Financial Officer	Annual Bonus	$199,500	$149,625	$99,750	—
	COBRA Benefits	$12,319	$6,160	—	—
	Stock Option Acceleration	—	—	—	0
	Total:	$496,819	$298,285	$99,750	$0

Wayne Laslie	Base Salary	$380,000	$190,000	—	—
Chief Operating Officer	Annual Bonus	$304,000	$228,000	$152,000	—
	COBRA Benefits	$8,655	$4,328	—	—
	Stock Option Acceleration	—	—	—	$37,558	(1)
	Total:	$692,655	$422,328	$152,000	$37,558

Andrew Gibbs	Base Salary	$185,000	$92,500	—	—
Vice President, General Counsel	Annual Bonus	$92,500	$69,375	$46,250	—
	COBRA Benefits	$12,319	$6,160	—	—
	Stock Option Acceleration	—	—	—	$1,057	(1)
	Total:	$289,819	$168,035	$46,250	$1,057

(1)	The value of the stock option acceleration was calculated by multiplying the number of unvested in-the-money option shares issued in connection with the adjustment of the Myriad Genetics stock options in connection with our separation as of June 30, 2010 by the spread between the closing price of our common stock as of June 30, 2010, which was $3.76 per share, and the exercise price of such unvested options.

June 18, 2010 Terminations of Named Executive Officers in Connection with Reduction in Force

In connection with strategic initiatives that we announced in June 2010, the Board of Directors authorized a reduction in workforce, including two of our named executive officers, Edward Swabb, M.D. Ph.D., Senior Vice President, Drug Development, and Chief Medical Officer, and Barbara Berry, Senior Vice President, Human Resources, who ceased employment with us effective June 18, 2010. The payments and benefits received by each of Dr. Swabb and Ms. Berry in connection with their terminations, following the receipt of their respective general release of claims against us and reaffirmation of their respective continuing obligations under the assignment of inventions, non-disclosure, non-competition and non-solicitation provisions contained in their respective employment agreements with us, are described below.

Edward Swabb. In connection with his termination without “Cause” effective June 18, 2010, Dr. Swabb received the following severance payments and benefits provided for in his Severance and Change in Control Agreement: (i) $162,836, representing a pro-rated portion of Dr. Swabb’s 2010 fiscal year target bonus amount, and accrued vacation as of the date of his termination, (ii) $173,050, representing six months of Dr. Swabb’s annual base salary on the date of his termination, and (iii) $60,568, representing 50% of Dr. Swabb’s 2010 fiscal year target bonus amount. In addition, we will pay up to $4,883 in COBRA premiums on behalf of Dr. Swabb. Following Dr. Swabb’s termination, we entered into a consulting agreement with Dr. Swabb pursuant to which he has agreed to provide consulting services relating to matters concerning drugs under development by us at such times as are mutually agreed to between us and Dr. Swabb. We have agreed to pay Dr. Swabb $300 per hour for such services rendered.

Barbara Berry. In connection with her termination without “Cause” effective June 18, 2010, Ms. Berry received the severance payments and benefits provided for in her Executive Severance and Change in Control Agreement, however, based on the recommendation of the compensation committee, the Board of Directors approved an amendment to Ms. Berry’s agreement pursuant to which she was paid a lump sum of $204,883 under the agreement, representing an additional amount of $10,000 than what she would have been paid under the terms of the original agreement. The amendment to Ms. Berry’s agreement was approved in recognition of her combined 15 years of service to the Company and Myriad Genetics. Following Ms. Berry’s termination, we entered into a consulting agreement with Ms. Berry pursuant to which she has agreed to provide consulting services relating to matters concerning human resources at such times as are mutually agreed to between us and Ms. Berry. We have agreed to pay Ms. Berry $150 per hour for such services rendered.

In addition, based on the recommendation of the compensation committee that all employees that were terminated in connection with the restructuring should be permitted to vest to a certain extent in the stock options that were granted in fiscal year 2010, the Board of Directors accelerated the vesting of 25% of the stock options granted on September 10, 2009 and February 18, 2010, to all terminated employees, including Dr. Swabb and Ms. Berry. These options, as well as all options that were vested as of June 18, 2010 and held by Dr. Swabb and Ms. Berry, respectively, expired to the extent unexercised on September 18, 2010. Effective on June 18, 2010, Dr. Swabb and Ms. Berry forfeited the remaining unvested two tranches of the restricted stock units granted on July 1, 2009, the first tranche of which vested on June 15, 2010, and all unvested stock options were terminated on such date.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended June 30, 2010 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Gerald P. Belle	125,000	58,043	183,043
Robert Forrester	114,600	58,043	172,643
John T. Henderson, M.D.	75,000	58,043	133,043
Dennis H. Langer, M.D., J.D.	84,000	58,043	142,043
Timothy R. Franson, M.D. (2)	50,166	66,453	116,619

(1)

Represents the aggregate grant date fair value of option awards granted in fiscal year 2010 calculated in accordance with FASB ASC Topic 718. Information regarding the assumptions used in the valuation of these awards can be found in the footnote to our financial statements entitled “Share-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed with the SEC. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates” in our Annual Report on Form 10-K. Each of our non-employee directors was considered a new non-employee director of Myrexis as of July 1, 2009, the day following the completion of our separation from Myriad Genetics, and received a non-qualified option to purchase 25,000 shares of Myrexis common stock on that date, the grant date fair value of each was $58,043. In connection with Dr. Franson’s appointment to our Board of Directors on September 10, 2009, Dr. Franson received an option to purchase 25,000 shares of Myrexis common stock, the grant date fair value of which was $66,453. The following table shows the total number of outstanding and vested stock options held by our non-employee directors as of June 30, 2010:

Name	Options Outstanding (#)	Vested Options (#)
Gerald P. Belle	40,000	15,000
Robert Forrester	25,000	0
John T. Henderson, M.D.	65,000	40,000
Dennis H. Langer, M.D., J.D.	42,500	17,500
Timothy R. Franson, M.D.	25,000	0

(2)	Dr. Franson was appointed to our Board of Directors on September 10, 2009.

Myrexis Director Compensation Policy

Our non-employee directors are compensated as follows.

Annual Retainer

Our non-employee directors are compensated on a role-based model and are paid cash fees based on the following annual retainers (25% paid following each quarter of service):

All members	$35,000 base retainer
Chairman of the Board	$50,000 additional retainer
Chairman of the Audit Committee	$18,000 additional retainer
Chairman of the Compensation Committee	$14,000 additional retainer
Chairman of the Nominating and Governance Committee	$10,000 additional retainer
Members of the Audit Committee	$9,000 additional retainer
Members of the Compensation Committee	$7,000 additional retainer
Members of the Nominating and Governance Committee	$5,000 additional retainer

Attendance

In addition to the annual retainer amounts, we pay each non-employee director a per meeting cash fee of $2,000 for attendance at Board meetings in excess of five in-person meetings and a per meeting cash fee of $1,000 for attendance at any telephonic Board meetings. We also pay each non-employee director a per meeting cash fee of $2,000 for in-person attendance and $1,000 for telephonic attendance at committee meetings in excess of five audit committee meetings, four compensation committee meetings, and three nominating and governance committee meetings, per fiscal year. All directors are also reimbursed for their out-of pocket expenses incurred in attending meetings.

Stock Option Awards

Our non-employee directors are entitled to receive options to purchase our common stock under our 2009 Equity Plan. Each year on the date of our annual meeting of stockholders, each non-employee director, other than new non-employee directors appointed within six months of the annual meeting, will automatically be granted a non-qualified option to purchase 16,250 shares of common stock at an exercise price equal to the closing price of our common stock on the date of grant. In addition, upon initial election to the Board each new non-employee director is granted a non-qualified option to purchase 25,000 shares of common stock at an exercise price equal to the closing price of our common stock on the date of grant. Options granted to our non-employee directors will vest in full on the first anniversary of the date of grant, assuming continued membership on the Board. Options granted to our non-employee directors will be exercisable after the termination of the director’s service on the Board to the extent exercisable on the date of such termination for the remainder of the life of the option. All options granted to our non-employee directors will become fully exercisable upon a change in control or upon the death of the director.

Risks Related to Compensation Practices and Policies

The Compensation Committee maintains a pay-for-performance compensation philosophy, but also recognizes that providing certain types of compensation incentives may inadvertently motivate individuals to act in ways that could be detrimental to the organization as a whole in order to maximize personal compensation. To minimize such risk, the Compensation Committee reviews at least annually the overall structure and individual components of our compensation program. The Compensation Committee also performs an annual evaluation to ensure that salary levels, equity awards and other elements of compensation are benchmarked against appropriate standards and that incentives provided for achievement of target goals are balanced between short-term rewards and longer-term enhancement of shareholder value. Based on its review, the Compensation Committee has concluded that any risks created by our compensation policies and procedures are not reasonably likely to have a material adverse effect on our Company or business.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of June 30, 2010.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,399,504	$3.35	2,758,688	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	3,399,504	$3.35	2,758,688

(1)	These plans consist of our 2009 Employee, Director and Consultant Equity Incentive Plan (the “2009 Equity Incentive Plan”) and our 2009 Employee Stock Purchase Plan (the “2009 ESPP”).

(2)	Represents shares of common stock available for future issuance under the 2009 Equity Incentive Plan and the 2009 ESPP as of June 30, 2010. The 2009 Equity Incentive Plan contains an “evergreen provision” which allows for an annual increase in the number of shares available for issuance under the plan on the first day of each of our fiscal years during the period beginning in fiscal year 2011 and ending on the second day of fiscal year 2019. The annual increase in the number of shares shall be equal to the lesser of (i) 2,400,000 shares; (ii) 5% of our outstanding shares on the first day of the fiscal year; and (iii) an amount determined by our Board of Directors. This amount does not include the 1,260,690 shares available for issuance under the 2009 Equity Incentive Plan that were added pursuant to this evergreen provision on July 1, 2010. The 2009 ESPP also contains an evergreen provision which allows for an increase in the number of shares available for issuance under the plan on the first day of each fiscal year beginning with fiscal year 2011. The increase in the number of shares shall be equal to the lesser of (i) 500,000 shares; (ii) 2% of the shares of our common stock outstanding on the last day of the immediately preceding fiscal year; and (iii) an amount determined by our Board of Directors. This amount does not include the 500,000 shares available for issuance under the 2009 ESPP that were added pursuant to this evergreen provision on July 1, 2010.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market LLC, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on the “Investors—Corporate Governance” section of our website at www.myrexis.com. The committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended June 30, 2010, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2010 with management and Ernst & Young LLP, our independent registered public accounting firm;

•

Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

•

Received written disclosures and a letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee and the Audit Committee further discussed with Ernst & Young LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for filing with the SEC.

MEMBERS OF THE MYREXIS, INC. AUDIT COMMITTEE:

Robert Forrester, LL.B., Chairman

John T. Henderson, M.D.

Dennis H. Langer, M.D., J.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and 10% stockholders who did not file a Form 5 unless we have obtained a written statement that no filing is required. We received either a written statement from our directors, officers and 10% stockholders or know from other means that no Forms 5 were required to be filed.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We were not a party to any transactions with related persons since July 1, 2009 that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Policy on Approval of Related Person Transactions

We have adopted a Policy on Related Person Transactions (the “Policy”) under which the Audit Committee reviews, approves or ratifies all related person transactions. Under our Policy, a related person transaction is one in which Myrexis is a participant, and the amount involved exceeds $120,000, and in which any of the following persons has or will have a direct or indirect material interest:

•	executive officers of the Company;

•	members of our Board of Directors;

•	beneficial holders of more than 5% of our securities;

•	immediate family members, as defined by Item 404 of Regulation S-K promulgated under the Securities Act, of any of the foregoing persons;

•

any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and

•	any other persons whom the Board determines may be considered to be related persons as defined by Item 404 of Regulation S-K promulgated under the Securities Act.

Under the Policy, the Audit Committee shall approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of Myrexis and its stockholders, taking into account all available facts and circumstances as the Audit Committee determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to Myrexis; the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director or an entity in which a Director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct management to obtain on its behalf, all information that the Audit Committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the Audit Committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the Audit Committee. This approval authority may also be delegated to the Chairperson of the Audit Committee in some circumstances. It is contemplated that no related person transaction shall be entered into prior to the completion of these procedures; however, where permitted, a related person transaction may be ratified upon completion of these procedures.

The Audit Committee may adopt any further policies and procedures relating to the approval of related person transactions that it deems necessary or advisable from time to time. A copy of our Policy on Related Person Transactions is publicly available on the “Investors—Corporate Governance” section of our website at www.myrexis.com.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of six members, classified into three classes as follows: Adrian N. Hobden and Timothy R. Franson constitute the Class I directors with a term expiring at the upcoming annual meeting; John T. Henderson and Robert Forrester constitute the Class II directors with a term ending at the 2011 annual meeting of stockholders; and Gerald P. Belle and Dennis H. Langer constitute the Class III directors with a term ending at the 2012 annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

On September 8, 2010, the Board of Directors, based on the recommendation of the Nominating and Governance Committee, nominated Adrian N. Hobden and Timothy R. Franson for election at the annual meeting for a term of three years to serve until the 2013 annual meeting of stockholders, and until their respective successors are elected and qualified. Unless authority to vote for any of these nominees is withheld, the shares represented by a validly executed proxy will be voted FOR the election as directors of Adrian N. Hobden and Timothy R. Franson. In the event that either nominee becomes unable or unwilling to serve, the shares represented by a validly executed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place, unless the Board chooses to reduce the number of directors serving on the Board. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for each nominee at the annual meeting is required to elect each nominee as a director.

We have adopted a policy on plurality votes for the election of directors. Under this policy, in non-contested elections, if a director receives a greater number of WITHHOLD votes than FOR votes, the Board will decide, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, whether it should request that the director submit his or her resignation, maintain the director but address what the Nominating and Governance Committee believes is the underlying cause of the WITHHOLD votes, or resolve not to re-nominate the director in the future for election. A copy of this policy is publicly available on the “Investors—Corporate Governance” section of our website at www.myrexis.com.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ADRIAN N. HOBDEN AND TIMOTHY R. FRANSON AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending June 30, 2011. The Board proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended June 30, 2010. We expect that a representative of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Accounting Fees and Services

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended June 30, 2010, and June 30, 2009, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2010	2009
Audit fees: (1)	$357,499	$90,560
Audit related fees: (2)	80,222	0
Tax fees: (3)	69,382	0
All other fees: (4)	1,995	0

Total	$509,098	$90,560

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)	Audit related fees in fiscal year 2010 consisted principally of activity related to the due diligence conducted in connection with our proposed merger with Javelin Pharmaceuticals, Inc. We did not engage E&Y to perform any audit related services during fiscal year 2009.

(3)	Tax fees in fiscal year 2010 consisted principally of assistance with matters related to the due diligence conducted in connection with the proposed merger with Javelin Pharmaceuticals, Inc., as well as tax compliance and reporting. We did not engage E&Y to perform any tax services during fiscal year 2009.

(4)	All other fees in fiscal year 2010 consisted principally of access fees to the Ernst & Young LLP on-line Global Accounting & Auditing Information Tool.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a Corporate Code of Conduct and Ethics that applies to all of our directors and employees, including our chief executive officer and chief financial and accounting officers. A copy of the Corporate Code of Conduct and Ethics is publicly available on the “Investors—Corporate Governance” section of our website at www.myrexis.com. Disclosure regarding any amendments to, or waivers from, provisions of the Corporate Code of Conduct and Ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The NASDAQ Stock Market LLC.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”), stockholder proposals (other than for director nominations) must be received no later than May 30, 2011. Stockholders who intend to submit director nominations for inclusion in the proxy statement relating to our 2011 Annual Meeting under the new “proxy access” rules must comply with Exchange Act Rule 14a-11, including filing a notice on Schedule 14N with the SEC and transmitting the notice to our Secretary at the address provided below no earlier than April 30, 2011 and no later than May 30, 2011, unless the date of our 2011 Annual Meeting is changed by more than 30 days from the anniversary of the 2010 Annual Meeting, in which case the notice must be filed and transmitted a reasonable time before we distribute our proxy statement for the 2011 Annual Meeting. To be considered for presentation at the 2011 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than July 14, 2011 and no later than August 13, 2011. Proposals that are not received in a timely manner will not be voted on at the 2011 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of: Secretary, Myrexis, Inc., 305 Chipeta Way, Salt Lake City, Utah 84108.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE.

Salt Lake City, Utah

September 27, 2010

Our Annual Report on Form 10-K, which includes our financial statement for the fiscal year ended June 30, 2010 (other than exhibits thereto), filed with the Securities and Exchange C omission, is available on the website of the SEC at www.sec.gov, or in the “SEC Filings” section of the “Investors—Financial Information” section of our website at www.myrexis.com. You may also obtain a printed copy of our annual report on Form 10-K free of charge from us by sending a written request to: Myrexis, Inc., 305 Chipeta Way, Salt Lake City, Utah 84108, Attn: Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

0                         ¢

MYREXIS, INC.

305 Chipeta Way

Salt Lake City, Utah 84108

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON NOVEMBER 11, 2010

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Adrian N. Hobden and Robert J. Lollini, and each of them (with full power to act alone), proxies, with full power of substitution, to vote all shares of common stock of Myrexis, Inc., a Delaware corporation (the “Company”), registered in the name provided herein which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 305 Chipeta Way, Salt Lake City, Utah, on Thursday, November 11, 2010, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof.

(Continued and to be signed on the reverse side.)

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

MYREXIS, INC.

November 11, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16182.

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   i

¢ 20230000000000000000 0	111110

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED BELOW AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1.          Election of the two nominees named below as Class I directors for a term to expire at the 2013 annual meeting of stockholders with each director to hold office until his successor is duly elected and qualified or until his earlier death, retirement, resignation or removal.

NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	¡ Adrian N. Hobden, Ph.D. ¡ Timothy R. Franson, M.D.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED AND, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED “FOR ALL NOMINEES” FOR DIRECTOR NAMED HEREIN AND “FOR” PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS IN CONNECTION WITH THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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ANNUAL MEETING OF STOCKHOLDERS OF

MYREXIS, INC.

November 11, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16182.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible

i  Please detach along perforated line and mail in the envelope provided.   i

¢ 20230000000000000000 0	111110

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED BELOW AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1.          Election of the two nominees named below as Class I directors for a term to expire at the 2013 annual meeting of stockholders with each director to hold office until his successor is duly elected and qualified or until his earlier death, retirement, resignation or removal.

NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	¡ Adrian N. Hobden, Ph.D. ¡ Timothy R. Franson, M.D.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED AND, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED “FOR ALL NOMINEES” FOR DIRECTOR NAMED HEREIN AND “FOR” PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS IN CONNECTION WITH THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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